AMENDMENT NO. 2
TO
MANAGEMENT AGREEMENT
            WHEREAS, DEAN WITTER DIVERSIFIED FUTURES FUND
III L.P., a Delaware limited partnership (the ?Partnership?), DEMETER MANAGEMENT CORPORATION, a Delaware corporation (the ?General
Partner?), and VK CAPITAL, INC., (formerly known as Dean Witter Futures & Currency Management Inc.), a Delaware corporation (the ?Trading Advisor?), have agreed to amend the Management Agreement, dated as of the 12th day of July, 1990, as amended by Amendment No. 1 to the Management Agreement, dated as of the 30th day of June, 1992 (the ?Management Agreement?), among the Partnership, the General Partner, and the Trading Advisor,
  to reduce the monthly management fee payable to the Trading Advisor and to increase the quarterly incentive fee payable to the Trading Advisor.
            WHEREAS, all provisions contained in the Management
Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below.
            NOW, THEREFORE, the parties hereto hereby amend the
Management Agreement as follows:
            1.	The monthly management fee equal to 1/4 of 1% of the
?Adjusted Net Assets? of the Partnership in Section 6(a)(i) of the Management Agreement is hereby changed to a monthly management fee equal to 1/6 of 1% of the ?Adjusted Net Assets? of the Partnership.
            2.	The quarterly incentive fee equal to 15% of the ?Trading
Profits? in Section 6(a)(ii) of the Management Agreement is hereby changed to a quarterly incentive fee equal to 20% of the ?Trading Profits?.
            3.	The foregoing amendments shall take effect as of the 1st
day of February, 2006.


IN WITNESS WHEREOF, this Amendment to the Management
Agreement has been executed for and on behalf of the undersigned as of the 31st day of January, 2006.
DEAN WITTER DIVERSIFIED FUTURES FUND III
L.P.
By:  Demeter Management Corporation,
	General Partner
        By:/s/  Jeffrey A. Rothman
Name:	Jeffrey A. Rothman
Title:	President
DEMETER MANAGEMENT CORPORATION
By:/s/  Jeffrey A. Rothman
Name:	Jeffrey A. Rothman
Title:	President
VK CAPITAL, INC.
By:/s/  Maureen Kaelin
Name:	Maureen Kaelin
Title:	President